UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2025

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33026	22-3447504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Commvault Way
Tinton Falls, New Jersey 07724
(Address of principal executive offices) (Zip Code)

(732) 870-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVLT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On October 17, 2025, Mr. Geoff Haydon was appointed to the board of directors (the “Board”) of Commvault Systems, Inc. (the “Company” or “Commvault”), to hold office until the Company’s 2026 Annual Meeting of Stockholders. Mr. Haydon was also appointed to the Audit Committee.

Mr. Haydon’s extensive experience leading global cybersecurity businesses and scaling enterprise technology companies provides significant value to our Board. He has been Chief Executive Officer of Ontinue, an MDR company, since its 2023 spin-off from Open Systems. At Open Systems, Mr. Haydon served as Executive Chairman from 2023 to 2024 and Chief Executive Officer from 2021 to 2022. Previously, he led VMware’s Carbon Black/Security Business Unit as Senior Vice President from 2020 to 2021 and was Chief Revenue Officer at Secureworks from 2018 to 2021. Earlier, he served as Chief Executive Officer at Absolute Software from 2014 to 2018.

Mr. Haydon is eligible to receive an annual director retainer consisting of cash and restricted stock units, each in accordance with Commvault’s non-employee director compensation policy, prorated to reflect his partial year term as a director. Commvault’s non-employee director compensation policy is described under the heading “Director Compensation” on page 23 of Commvault’s definitive proxy statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 25, 2025, and which is incorporated by reference herein. Mr. Haydon has also entered into a director indemnification agreement with Commvault, the form of which is filed as Exhibit 10.3 to Commvault’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the SEC on May 6, 2022, and which is incorporated by reference herein.

In connection with this appointment, the Board determined that Mr. Haydon is independent within the meaning of the listing standards of Nasdaq and for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. There is no arrangement or understanding between Mr. Haydon and any person pursuant to which he was selected as a director of Commvault. There are no transactions in which Mr. Haydon has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Haydon’s appointment is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Director Resignation

On October 15, 2025, Ms. Allison Pickens notified the Board of her decision to resign in order to focus on her venture capital firm, Allison Pickens Ventures, where she serves as Founder and Managing Director. The Board thanks Ms. Pickens for her service to the Company. Ms. Pickens’ resignation from the Board was not associated with or attributable to any disagreement with the Company, the Company’s management, or any other member of the Board.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits:

Exhibit No.	Description
99.1	Press Release dated October 20, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Date:	October 20, 2025	/s/ Danielle Sheer
Name: Danielle Sheer Title: Chief Trust Officer

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